EXHIBIT 10.2

                            INVESTOR RIGHTS AGREEMENT


                                September 5, 2001


To each of the several Purchasers named in Exhibit 1.01 to the Series A Convertible Preferred Stock Purchase Agreement of even date herewith (the "Investors")

         This will confirm that in consideration of (i) the Investors' agreement on the date hereof to purchase up to an aggregate of 5,494,505 shares (the "Preferred Shares") of Series A Convertible Preferred Stock, no par value ("Preferred Stock"), of FASTNET CORPORATION, a Pennsylvania corporation (together with all of its subsidiaries, the "Company"), pursuant to the Series A Convertible Preferred Stock Purchase Agreement of even date herewith (the "Purchase Agreement") between the Company and the Investors and as an inducement to the Investors to consummate the transactions contemplated by the Purchase Agreement.

         1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

                  "BOARD OF DIRECTORS" shall mean the board of directors of the Company as constituted from time to time.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  "COMMISSION" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

                  "COMMON STOCK" shall mean the Common Stock, no par value, of the Company, as constituted as of the date of this Agreement.

                  "CONVERSION SHARES" shall mean shares of Common Stock issued or issuable upon conversion of the Preferred Shares and/or upon exercise of the Warrants.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

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                       Investor Rights Agreement - Page 2


                  "INDEBTEDNESS" shall mean all obligations, contingent and otherwise, which should, in accordance with generally accepted accounting principles, be classified upon the obligor's balance sheet (or the notes thereto) as liabilities, but in any event including liabilities secured by any mortgage on property owned or acquired subject to such mortgage, whether or not the liability secured thereby shall have been assumed, and also including (i) all guaranties, endorsements and other contingent obligations, in respect of Indebtedness of others, whether or not the same are or should be so reflected in said balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and (ii) the present value of any lease payments due under leases required to be capitalized in accordance with applicable Statements of Financial Accounting Standards, determined by discounting all such payments at the interest rate determined in accordance with applicable Statements of Financial Accounting Standards.

                  "KEY EMPLOYEE" OR "KEY EMPLOYEES" shall mean and include the President, chief executive officer, chief financial officer, chief operating officer, chief technology officer, vice presidents of operations, research, development, sales or marketing.

                  "MATERIAL ADVERSE CHANGE" shall mean a material adverse change in the business, operations, affairs, or condition (financial or otherwise) of the Company.

                  "PERSON OR PERSONS" shall mean an individual, corporation, partnership, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

                  "REGISTRATION EXPENSES" shall mean the expenses so described in Section 9.

                  "RESERVED EMPLOYEE SHARES" shall mean shares of Common Stock issued pursuant to stock purchase, stock grant or stock option arrangements for employees, directors or consultants or advisors of the Company, all under arrangements approved by the Compensation Committee of the Board of Directors.

                  "RESTRICTED STOCK" shall mean the Conversion Shares; provided that a Conversion Share shall only be treated as Restricted Stock if and so long as (a) it has not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (b) it has not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale, and (c) it may not be publicly sold pursuant to paragraph (k) of Rule 144 (or any similar provision then in force) under the Securities Act.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "SELLING EXPENSES" shall mean the expenses so described in
Section 9.

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                       Investor Rights Agreement - Page 3


                  "SUBSIDIARY" OR "SUBSIDIARIES" shall mean any corporation or trust of which the Company and/or any of its other Subsidiaries (as herein defined) directly or indirectly owns at the time outstanding shares of every class of such corporation or trust other than directors' qualifying shares comprising at least fifty percent (50%) of the voting power of such corporation or trust.

                  "WARRANTS" means the warrants exercisable for Common Stock issued pursuant to the Purchase Agreement.

         2. RESTRICTIVE LEGEND. Each certificate representing Preferred Shares, Conversion Shares or Restricted Stock shall, except as otherwise provided in this Section 2 or in Section 3, be stamped or otherwise imprinted with a legend substantially in the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, ASSIGNED MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS, OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE, TRANSFER OR ASSIGNMENT."

         3. LEGENDS WITH RESPECT TO TRANSFERS. Each certificate for Preferred Shares, Conversion Shares or Restricted Stock that is transferred to another party shall bear the legend set forth in Section 2, except that such certificate shall not bear such legend if (i) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act), (ii) such transfer is effected pursuant to a registration statement under the Securities Act or (iii) in the opinion of counsel to the Company or an Investor the transferee and any subsequent transferee (other than an affiliate of the Company) would be entitled to transfer such securities in a public sale without registration under the Securities Act.

         4.       [intentionally omitted]


         5. INCIDENTAL REGISTRATION. If the Company at any time (other than pursuant to Section 6) proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to corporate reorganizations, transactions under Rule 145 of the Securities Act or registration statements on Forms S-4, S-8 or another form not available for registering the Restricted Stock for sale to the public), each such time it will give written notice to all holders of outstanding Restricted Stock of its intention so to do. Upon the written request of any such holder, received by the Company within 30 days after the giving of any such notice by the Company, to register any of its Restricted Stock, the Company will use its best efforts to cause the Restricted Stock as to which registration shall have been so requested

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                       Investor Rights Agreement - Page 4


to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder of such Restricted Stock so registered. In the event that any registration pursuant to this Section 5 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of shares of Restricted Stock to be included in such an underwriting may be reduced (PRO RATA among the requesting holders based upon the number of shares of Restricted Stock owned by such holders) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would materially adversely affect the offering price of the securities to be sold by the Company therein, PROVIDED, HOWEVER, that such number of shares of Restricted Stock shall not be reduced until all shares to be included in such underwriting for the account of any person other than the Company and the requesting holders of Restricted Stock are first excluded, and PROVIDED, FURTHER, HOWEVER, that in no event may less than twenty percent (20%) of the total number of shares of Common Stock to be included in such underwriting be made available for shares of Restricted Stock unless all other shares are first excluded from such offering and the managing underwriter shall in good faith advise the holders proposing to distribute their securities through such underwriting that such level of participation would, in its opinion, materially adversely affect the offering price and its ability to complete the offering and shall specify the number of shares of Restricted Stock which, in its opinion, can be included in the registration and underwriting without such an effect. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 5 prior to the effectiveness of such registration whether or not any holder of Restricted Stock has elected to include securities in such registration. The registration expenses of such withdrawn registration shall be borne by the Company in accordance with Section 7 hereof.

         6.       REGISTRATION ON FORM S-3.

                  (a) If at any time (i) a holder or holders of Restricted Stock request that the Company file a registration statement on Form S-3 or any successor thereto for a public offering of all or any portion of the shares of Restricted Stock held by such requesting holder or holders which has an anticipated aggregate price to the public (prior to underwriters commissions and discounts) that would exceed $1,000,000, and (ii) the Company is a registrant entitled to use Form S-3 or any successor thereto to register such shares, then the Company shall use its best efforts to register under the Securities Act on Form S-3 or any successor thereto, for public sale in accordance with the method of disposition specified in such notice, the number of shares of Restricted Stock specified in such notice.

                  (b) Following receipt of any notice under this Section 6, the Company shall immediately notify all holders of Restricted Stock and Preferred Shares from whom notice has not been received and such holders shall then be entitled within 30 days thereafter to request the Company to include in the requested registration all or any portion of their shares of Restricted Stock. The Company shall use its best efforts to register under the Securities Act, for public sale in accordance with the method of disposition described in paragraph
(a) above, the number of shares of Restricted Stock specified in such notice (and in all notices received by the Company from other holders within 30 days after the giving of such notice by the Company).

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                       Investor Rights Agreement - Page 5


                  (c) The Company shall be entitled to include in any registration statement referred to in this Section 6 shares of Common Stock to be sold by the Company for its own account, except as and to the extent that, in the opinion of the managing underwriter, such inclusion would adversely affect the marketing of the Restricted Stock to be sold. No other shares may be included in such registration statement. Except for registration statements on Form S-4, S-8 or any successor thereto, the Company will not file with the Commission any other registration statement with respect to its Common Stock, whether for its own account or that of other shareholders, from the date of receipt of a notice from requesting holders requesting sale pursuant to an underwritten offering pursuant to this Section 6 until the completion of the period of distribution of the registration contemplated thereby.

                  (d) If in the opinion of the managing underwriter the inclusion of all of the Restricted Stock requested to be registered under this
Section 6 would adversely affect the marketing of such shares, shares to be sold by the holders of Restricted Stock, if any, shall be excluded only after any shares to be sold by the Company have been excluded, in such manner that the shares to be sold shall be allocated among the selling holders PRO RATA based on their ownership of Restricted Stock.

Notwithstanding anything to the contrary in this Section 6, the Company shall not be required to effect any such registration, qualification or compliance pursuant to this Section 6:

                  (i) if the Company has, within the six month period preceding the date of such request, already effected a registration on Form S-3 for the holders of Restricted Stock pursuant to this Section 6;

                  (ii) if the Company shall furnish to the holders of Restricted Stock a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors, there exists at the time material non-public information relating to the Company the disclosure of which would be required in such registration statement, and which disclosure would be seriously detrimental to the Company and its shareholders, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the holders of Restricted Stock under this Section 6; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve month period;

                  (iii) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance (provided the Company has not already executed such a consent or is already qualified to do business in such jurisdiction).

         7. REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of Sections 5 or 6 to use its best efforts to effect the registration of any shares of Restricted Stock under the Securities Act, the Company will, as expeditiously as possible:


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                       Investor Rights Agreement - Page 6


                  (a) prepare and file with the Commission a registration statement with respect to such securities and use its commercially reasonable efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

                  (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

                  (c) furnish to each seller of Restricted Stock and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such registration statement;

                  (d) use its commercially reasonable efforts to register or qualify the Restricted Stock covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the sellers of Restricted Stock or, in the case of an underwritten public offering, the managing underwriter reasonably shall request, PROVIDED, HOWEVER, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

                  (e) use its commercially reasonable efforts to list the Restricted Stock covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

                  (f) provide a transfer agent and registrar for all such Restricted Stock, not later than the effective date of such registration statement;

                  (g) immediately notify each seller of Restricted Stock and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. The holders of Restricted Stock covered by such registration statement agree upon receipt of such notice forthwith to cease making offers and sales of Restricted Stock pursuant to such registration statement or deliveries of the prospectus contained therein for any purpose until the Company has prepared and furnished such amendment or supplement to the prospectus as may be necessary so that, as thereafter delivered to purchasers of such Restricted Stock, such prospectus shall not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company shall use best efforts to prepare and furnish such amendment or supplement to the prospectus within a commercially reasonable period of time;

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                       Investor Rights Agreement - Page 7


                  (h) use its best efforts to furnish on the date that such Restricted Stock is delivered to the underwriters for sale, if such securities are being sold through underwriters: (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and to such seller and (ii) a letter dated as of such date from the independent certified public accountants of the Company, in form and substance as is customarily given by the independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters and to such seller;

                  (i) make available for inspection by each seller of Restricted Stock, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement, except that the Company may refuse to provide such information or access to any person that the Board of Directors reasonably concludes is a competitor of the Company;

                  (j) advise each selling holder of Restricted Stock, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use all reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

                  (k) cooperate with the selling holders of Restricted Stock and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Restricted Stock to be sold, such certificates to be in such denominations and registered in such names as such holders or the managing underwriters may request at least two business days prior to any sale of Restricted Stock; and

                  (l) permit Edison Venture Fund IV, L.P. ("Edison") or any affiliate or limited partner of Edison that is a holder of Restricted Stock which holder, in the sole and exclusive judgment, exercised in good faith, of such holder, might be deemed to be a controlling person of the Company, to participate in good faith in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included, subject to review by the Company and its counsel after consultation with such holder.

         For purposes of Section 7(a) and 7(b) and of Section 6(c), the period of distribution of Restricted Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Restricted Stock in any other registration shall be deemed to extend until the earlier of the sale of all Restricted Stock covered thereby and 120 days after the effective date thereof.


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                       Investor Rights Agreement - Page 8


         In connection with each registration hereunder, the sellers of Restricted Stock will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

         In connection with each registration pursuant to Sections 5 or 6 covering an underwritten public offering, the Company and each seller agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

         8. ASSIGNMENT OF REGISTRATION RIGHTS. The registration rights of holders of Restricted Stock pursuant to Sections 5 and 6 hereof may be assigned by a holder to a transferee or assignee of Restricted Stock which (a) is a subsidiary, parent, general partner, limited partner, retired partner, member, retired member or affiliate of such holder, (b) is a holder's immediate family member or a trust for the benefit of an individual holder or immediate family members, or (c) acquires at least 25% of the Restricted Stock held by the transferring holder (as adjusted for stock splits and the like); PROVIDED, HOWEVER, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned, and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

         9. EXPENSES. All expenses incurred by the Company in complying with Sections 5 and 6, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance, and fees and disbursements of one counsel for the sellers of Restricted Stock, but excluding any Selling Expenses, are called "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of Restricted Stock are called "Selling Expenses". The Company shall not, however, be required to pay for Registration Expenses regarding any registration proceeding begun pursuant to Section 6, the request of which has been subsequently withdrawn by the holders of Restricted Stock making such request (and such holders will indemnify the Company against all such reasonable Registration Expenses) unless (a) the withdrawal is based upon material adverse information concerning the Company (including a material drop in the market price of the Company's Common Stock) of which such holders of Restricted Stock were not aware at the time of such request, or (b) such holders of Restricted Stock agree to forfeit their right to one requested registration pursuant to
Section 6, in which event such right shall be forfeited by all holders of Restricted Stock. If the holders of Restricted Stock are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Restricted Stock) requesting such registration in proportion to the number of shares for which registration was requested.

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                       Investor Rights Agreement - Page 9


         The Company will pay all Registration Expenses in connection with each registration statement under Sections 5 or 6. All Selling Expenses in connection with each registration statement under Sections 5 or 6 shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such participating sellers other than the Company (except to the extent the Company shall be a seller) as they may agree.

         10.      INDEMNIFICATION AND CONTRIBUTION.

                  (a) In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Sections 5 or 6, the Company will indemnify and hold harmless each seller of such Restricted Stock thereunder, each underwriter of such Restricted Stock thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Sections 5 or 6, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company; and PROVIDED, FURTHER, HOWEVER, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such seller (or such seller's partner, officer, director, or controlling person), any such underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus.

                  (b) In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Sections 5 or 6, each seller of such Restricted Stock thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Sections 5 or 6, any

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                       Investor Rights Agreement - Page 10


preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the each seller; PROVIDED, FURTHER, HOWEVER that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus, and PROVIDED, FINALLY, HOWEVER, that the liability of each seller hereunder shall be limited to the net proceeds received by such seller from the sale of Restricted Stock covered by such registration statement.

                  (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 10 and shall only relieve it from any liability which it may have to such indemnified party under this Section 10 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 10 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, PROVIDED, HOWEVER, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

                  (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Restricted Stock exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 10 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 10 provides for indemnification in such case, or (ii) contribution


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                       Investor Rights Agreement - Page 11


under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 10; then, and in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such holder is responsible for the portion represented by the percentage that the public offering price of its Restricted Stock offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Company is responsible for the remaining portion; PROVIDED, HOWEVER, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the public offering price of all such Restricted Stock offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                  (e) The obligations of the Company and holders of Restricted Stock under this Section 10 shall survive completion of any offering which includes Restricted Stock in a registration statement and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a general release from all liability in respect to such claim or litigation.

         11. CHANGES IN COMMON STOCK OR PREFERRED STOCK. If, and as often as, there is any change in the Common Stock or the Preferred Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock and the Preferred Stock as so changed.

         12. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Stock to the public without registration, at all times after 90 days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

                  (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                       Investor Rights Agreement - Page 12


                  (c) so long as a holder owns any Restricted Stock, furnish to each holder of Restricted Stock forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Restricted Stock without registration.

         13.      RIGHT OF FIRST REFUSAL

                  (a) RIGHT OF FIRST REFUSAL. The Company shall not issue, sell or exchange, agree or obligate itself to issue, sell or exchange any (i) shares of Common Stock, (ii) any other equity security of the Company, including without limitation, Preferred Shares, (iii) any debt security of the Company (other than debt with no equity feature) including without limitation, any debt security which by its terms is convertible into or exchangeable for any equity security of the Company, (iv) any security of the Company that is a combination of debt and equity, or (v) any option, warrant or other right to subscribe for, purchase or otherwise acquire any such equity security or any such debt security of the Company, unless in each case the Company shall have first offered to sell such securities (the "Offered Securities") to the Investors (each an "Offeree" and collectively, the "Offerees") as follows: Each Offeree shall have the right to purchase (x) that portion of the Offered Securities as the number of shares of Restricted Stock then held by such Offeree bears to the total number of shares of Restricted Stock held on such date by all Offerees (the "Basic Amount"), and (y) such additional portion of the Offered Securities as such Offeree shall indicate it will purchase should the other Offerees subscribe for less than their Basic Amounts (the "Undersubscription Amount"), at a price and on such other terms as shall have been specified by the Company in writing delivered to such Offeree (the "Offer"), which Offer by its terms shall remain open and irrevocable for a period of twenty (20) days from receipt of the offer.

                  (b) NOTICE OF ACCEPTANCE. Notice of each Offeree's intention to accept, in whole or in part, any Offer made pursuant to Section 13(a) shall be evidenced by a writing signed by such Offeree and delivered to the Company prior to the end of the 20-day period of such offer, setting forth such of the Offeree's Basic Amount as such Offeree elects to purchase and, if such Offeree shall elect to purchase all of its Basic Amount, such Undersubscription Amount as such Offeree shall elect to purchase (the "Notice of Acceptance"). If the Basic Amounts subscribed for by all Offerees are less than the total Offered Securities, then each Offeree who has set forth Undersubscription Amounts in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, all Undersubscription Amounts it has subscribed for; PROVIDED, HOWEVER, that should the Undersubscription Amounts subscribed for exceed the difference between the Offered Securities and the Basic Amounts subscribed for (the "Available Undersubscription Amount"), each Offeree who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Undersubscription Amount subscribed for by such Offeree bears to the total Undersubscription Amounts subscribed for by all Offerees, subject to rounding by the Board of Directors to the extent it reasonably deems necessary.

                       Investor Rights Agreement - Page 13


                  (c) CONDITIONS TO ACCEPTANCES AND PURCHASE.

                           (i) PERMITTED SALES OF REFUSED SECURITIES. In the
event that Notices of Acceptance are not given by the Offerees in respect of all the Offered Securities, the Company shall have ninety (90) days from the expiration of the period set forth in Section 13(a) to close the sale of all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Offerees (the "Refused Securities") to the Person or Persons specified in the Offer, but only in all respects upon terms and conditions, including, without limitation, unit price and interest rates, which are no more favorable, in the aggregate, to such other Person or Persons or less favorable to the Company than those set forth in the Offer.

                           (ii) REDUCTION IN AMOUNT OF OFFERED SECURITIES. In
the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 13(c)(i) above), then each Offeree may, at its sole option and in its sole discretion, reduce the number of, or other units of the Offered Securities specified in its respective Notices of Acceptance to an amount which shall be not less than the amount of the Offered Securities which the Offeree elected to purchase pursuant to Section 13(b) multiplied by a fraction, (i) the numerator of which shall be the amount of Offered Securities which the Company actually proposes to sell, and (ii) the denominator of which shall be the amount of all Offered Securities. In the event that any Offeree so elects to reduce the number or amount of Offered Securities specified in its respective Notices of Acceptance, the Company may not sell or otherwise dispose of more than the reduced amount of the Offered Securities until such securities have again been offered to the Offerees in accordance with Section 13(a).

                           (iii) CLOSING. Upon the closing of the sale to such
other Person or Persons of all or less than all the Refused Securities, the Offerees shall purchase from the Company, and the Company shall sell to the Offerees, the number of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 13(c)(ii) if the Offerees have so elected, upon the terms and conditions specified in the Offer. The purchase by the Offerees of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Offerees of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Offerees and their respective counsel.

                  (d) FURTHER SALE. In each case, any Offered Securities not purchased by the Offerees or other Person or Persons in accordance with Section 13(c) may not be sold or otherwise disposed of until they are again offered to the Offerees under the procedures specified in Sections 13(a), 13(b) and 13(c).

                  (e) WAIVER OF RIGHT OF FIRST REFUSAL. The rights of the Investors pursuant to this Section 13 may be waived as to all of such Investors by the affirmative vote or written consent of holders of at least a majority in interest of the then outstanding Restricted Stock, and any such waiver shall be binding on all Investors, even if any of such Investors do not execute such waiver and irrespective of whether one or more Investors participates in the purchase of the Offered Securities.

                       Investor Rights Agreement - Page14


                  (f) EXCEPTION. The rights of the Investors under this Section 13 shall not apply to:

                           (i) Common Stock issued as a stock split or as a
stock dividend to holders of Common Stock or upon any subdivision or combination of shares of Common Stock,

                           (ii) Preferred Stock issued as a dividend to holders
of Preferred Stock upon any subdivision or combination of shares of Preferred Stock,

                           (iii) the Conversion Shares,

                           (iv) any Reserved Employee Shares, and the shares of
Common Stock issuable upon exercise thereof,

                           (v) any shares of capital stock issued pursuant to
any of the rights, options, warrants or agreement outstanding on the date hereof and listed on Schedule I hereto,

                           (vi) any securities issued pursuant to the
acquisition of another entity by the Company by merger (whereby the Company owns no less than 51% of the voting power of such corporation) or purchase of substantially all of such entity's stock or assets, if such merger or purchase is approved by the Board of Directors (which approval shall include the affirmative vote or consent of the directors elected by the holders of Preferred Stock),

                           (vii) any securities issued in connection with a
strategic partnership, joint venture or other similar agreement, provided that such is approved by a majority of the Board of Directors and such majority includes the directors elected by the holders of Preferred Stock, and

                           (viii) any warrants to purchase Common Stock issued
in connection with a bank loan, lease, equipment financing arrangement or debt financing with a financial institution or the issuance of Common Stock upon the exercise of any such warrant provided that such is approved by a majority of the Board of Directors and such majority includes the directors elected by the holders of the Preferred Stock.

         14. COVENANTS OF THE COMPANY. For so long as at least 25% of the Preferred Shares issued under the Purchase Agreement remain outstanding, the Company will comply with the covenants set forth below:

                  (a) AFFIRMATIVE COVENANTS OF THE COMPANY OTHER THAN REPORTING REQUIREMENTS. Without limiting any other covenants and provisions hereof, and except to the extent the following covenants and provisions of this Section 14(a) are waived in any instance by the holders of a majority in interest of the holders of Restricted Stock, the Company covenants and agrees that for so long as any shares of Preferred Stock are outstanding it will perform and observe the following covenants and provisions, and will cause each Subsidiary, if and when such Subsidiary exists, to perform and observe such of the following covenants and provisions as are applicable to such Subsidiary:

                       Investor Rights Agreement - Page 15


                           (i) PRESERVATION OF CORPORATE EXISTENCE. Preserve and
maintain, and, unless the Company deems it not to be in its best interests, cause each Subsidiary to preserve and maintain, its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership or lease of its properties. Secure, preserve and maintain, and cause each Subsidiary to secure, preserve and maintain, all licenses and other rights to use intellectual property rights owned or possessed by it and deemed by the Company to be necessary to the conduct of its business and the businesses of its Subsidiaries, taken as a whole.

                           (ii) COMPLIANCE WITH LAWS. Comply, and cause each
Subsidiary to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, where noncompliance would have a Material Adverse Effect.

                           (iii) INSPECTION. Permit, upon reasonable request and
notice, each of the Investors or any agents or representatives thereof, to examine and make copies of and extracts from the books of account of, and visit and inspect the properties of the Company and any Subsidiary, to discuss the affairs, finances and accounts of the Company and any Subsidiary with any of its officers, directors or Key Employees and independent accountants, and consult with and advise the management of the Company and any Subsidiary as to their affairs, finances and accounts, all at reasonable times during normal business hours. Subject to the disclosure of information of a non-technical nature, including financial information, which such Investor discloses to its partners and/or shareholders generally, each Investor agrees that it will keep confidential and will not disclose or divulge any confidential, proprietary or secret information which such Investor may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company as required hereunder, or pursuant to visitation or inspection rights granted hereunder unless such information is or becomes known to the Investor from a source other than the Company or is or becomes publicly known, or unless the Company gives its written consent to such Investor's release of such information, except that no such written consent shall be required (and the Investor shall be free to release such information to such recipient) if such information is to be provided to the Investor's counsel or accountant, or to an officer, director or partner of such Investor, provided that the Investor shall inform the recipient of the confidential nature of such information, and shall instruct the recipient to treat the information as confidential.

                           (iv) MAINTENANCE OF PROPERTIES. Maintain and
preserve, and cause each Subsidiary to maintain and preserve, all of its properties and assets, necessary for the proper conduct of its business, in good repair, working order and condition, ordinary wear and tear excepted.

                           (v) BUDGETS APPROVAL. Not later than 30 days prior to
the commencement of each fiscal year, prepare and submit to, and obtain the approval of a majority of the Board of Directors of, a business plan and monthly operating budgets in detail for the upcoming fiscal year, including capital and operating expense budgets, cash flow projections and profit and loss projections, all itemized in reasonable detail (including itemization of provisions for officers' compensation).

                       Investor Rights Agreement - Page 16


                           (vi) [intentionally omitted]

                           (vii) BY-LAWS. Within 180 days of this Agreement (and
at all times thereafter), cause the bylaws of the Company to provide that, unless otherwise required by the laws of the Commonwealth of Pennsylvania any two directors shall have the right to call a meeting of the Board of Directors. At all times maintain provisions in the bylaws or articles of incorporation of the Company indemnifying all directors against liability to the maximum extent permitted under the laws of Commonwealth of Pennsylvania.

                           (viii) [intentionally omitted]

                           (ix) MEETINGS OF DIRECTORS. Hold meetings of the
Company's Board of Directors not less than four (4) times a year on a quarterly basis.

                           (x) EXPENSES OF DIRECTORS. Promptly reimburse in
full, each director of the Company who is not an employee of the Company for all of his reasonable, documented out-of-pocket expenses incurred in attending each meeting of the Board of Directors of the Company or any committee thereof.

                           (xi) CONTINUED BUSINESS OPERATIONS. Use commercially
reasonable efforts to cause its officers and Key Employees to refrain from carrying on any for-profit business activity outside of the Company.

                  (b) NEGATIVE COVENANTS OF THE COMPANY. Without limiting any other covenants and provisions hereof, the Company covenants and agrees that, for so long as any shares of Preferred Stock are outstanding, it will comply with and observe the following covenants and provisions, and will cause each Subsidiary, if and when such Subsidiary exists, to comply with and observe such of the following covenants and provisions as are applicable to such Subsidiary, and will not, without the written consent or waiver of a majority in interest of the holders of Restricted Stock:

                           (i) RESTRICTIONS ON INDEBTEDNESS. Create, incur or
assume, or permit any Subsidiary to create, incur or assume, more than $2,000,000 of additional Indebtedness after September 5, 2001, other than Indebtedness (i) incurred to refinance existing Indebtedness of the Company provided that the outstanding principal amount of the Indebtedness so retired equals or exceeds the aggregate principal amount of the Indebtedness so incurred or (ii) the conversion of any of the Company's capital leases existing on September 5, 2001 into other Indebtedness provided that the aggregate amount owed under such capital lease immediately prior to conversion equals or exceeds the aggregate principal amount of the Indebtedness so incurred, or (iii) incurred as trade payables in the ordinary course of the Company's business consistent with past practices;

                       Investor Rights Agreement - Page 17


                           (ii) DISTRIBUTIONS. Declare or pay any dividends,
purchase, redeem, retire, or otherwise acquire for value any of its capital stock (or rights, options or warrants to purchase such shares) now or hereafter outstanding, return any capital to its shareholders as such, or make any distribution of assets to its shareholders as such, or permit any Subsidiary to do any of the foregoing (such transactions being hereinafter referred to as "Distributions"), except that any such Subsidiary may declare and make payment of cash and stock dividends, return capital and make distributions of assets to the Company, and except as specifically provided for in the Company's Amended and Restated Articles of Incorporation, as amended (the "Articles"); PROVIDED, HOWEVER, that nothing herein contained shall prevent the Company from:

                                    (x) effecting a stock split (except for a
reverse stock split) or declaring or paying any dividend consisting of shares of any class of capital stock to the holders of shares of such class of capital stock, or

                                    (y) redeeming any stock of a deceased
shareholder out of insurance held by the Company on that shareholder's life, or

                                    (z) repurchasing the shares of Common Stock
held by officers, employees, directors or consultants of the Company which are subject to restrictive stock purchase agreements under which the Company has the option to repurchase such shares upon the occurrence of certain events, including the termination of employment, at a price not in excess of the original purchase price paid to the Company by such officer, employee, director or consultant for such shares, if in the case of any such transaction the payment can be made in compliance with the other terms of this Agreement.

                           (iii) CHANGE IN NATURE OF BUSINESS. Make or permit
any Subsidiary to make, any material change in the nature of its business as contemplated in the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2001.

                           (iv) ISSUANCE OF RESERVED EMPLOYEE SHARES. Grant any
options or other rights to purchase Reserved Employee Shares unless authorized by vote of the Company's Board of Directors or its Compensation Committee.

                           (v) AMENDMENTS TO THE EXISTING INVESTOR RIGHTS
AGREEMENT. Amend, modify, waive or change any provision or term of the of the Investor Rights Agreement dated August 3, 1999, or admit any additional parties thereto, without the prior written consent of the holders of a majority of the Restricted Stock.

         15. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to you as follows:

                  (a) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, or any rule or order of any court or other agency of government, the Articles or By-laws of the Company or any

                       Investor Rights Agreement - Page 18


provision of any indenture, agreement or other instrument to which it or any or its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

                  (b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

         16. MISCELLANEOUS.

                  (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any Preferred Shares or Restricted Stock), whether so expressed or not.

                  (b) All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, addressed as follows:

                  if to the Company or any other party hereto, at the address of such party set forth in the Purchase Agreement;

                  if to any subsequent holder of Preferred Shares, Conversion Shares or Restricted Stock, to it at such address as may have been furnished to the Company in writing by such holder;

or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Preferred Shares, Conversion Shares or Restricted Stock) or to the holders of Preferred Shares, Conversion Shares or Restricted Stock (in the case of the Company) in accordance with the provisions of this paragraph.

                  (c) This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania, without regard to its principles of conflicts of laws.

                  (d) This Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of the Company and the holders of at least a majority in interest of the Restricted Stock.

                  (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                       Investor Rights Agreement - Page 19


                  (f) The Company shall not grant to any third party any registration rights more favorable than or inconsistent with any of those contained herein, so long as any of the registration rights under this Agreement remains in effect.

                  (g) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

                  (h) The Additional Purchasers (as defined in the Purchase Agreement) shall become parties to this Agreement, and shall be entitled to all of the benefits to and shall be subject to all of the obligations of "Investors" under this Agreement, all upon execution by such Additional Purchaser of a counterpart signature page to this Agreement.

                       Investor Rights Agreement - Page 20


         Please indicate your acceptance of the foregoing by signing and returning the enclosed counterpart of this letter, whereupon this Agreement shall be a binding agreement between the Company and you.

                                      Very truly yours,


                                      FASTNET CORPORATION


                                      By:
                                         ---------------------------------------
                                      Name
                                      Title:

AGREED TO AND ACCEPTED as of the date first above written.

Investors named in Schedule I to the Purchase Agreement:

EDISON VENTURE FUND IV, L.P.
BY: Edison Partners IV, L.P.

By:
     -------------------------------------
     Bruce Luehrs, General Partner

STRATTECH PARTNERS I, L.P.
By:  Strattech Partners, LLC

By:
    --------------------------------------
    Name:
         ---------------------------------
    Title:   Managing Director